UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 29, 2007

FEDERAL TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-23449	59-2935028
(State or other jurisdiction	Commission File Number	(I.R.S. Employer
of incorporation)		Identification No.)

312 West First Street
Sanford, Florida 32771
(address of principal executive offices)

(407) 323-1833
(Registrant’s telephone number, including areas code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.    Other Events

The Annual Meeting of Shareholders (the “Annual Meeting”) of Federal Trust Corporation was held on May 25, 2007, to consider the election of three Class II directors and the ratification of the appointment of the Company’s independent auditors for the year ending December 31, 2007. At the Annual Meeting, 8,004,786 shares were present in person or by proxy representing 85.3% of the 9,388,825 shares outstanding. With respect to Proposal I, each share was entitled to vote for up to three directors and as to the other proposals, each share was entitled to one vote on each proposal. Incumbent Directors Cox, Igler, and Webb were re-elected and the appointment of the independent auditors was ratified.

The following is a summary and tabulation of the matters that were voted upon at the Annual Meeting.

Proposal I.

The election of three directors:
	For	Withheld
Class II Directors, for a term of three years:

Robert G. Cox	7,740,504	264,282
A. George Igler	6,392,739	1,612,047
Charles R. Webb	7,738,589	266,197

Proposal II:

To ratify the appointment of Hacker, Johnson & Smith PA, as the Company's independent auditors for the year ending December 31, 2007:

For	Against	Abstain
7,153,802	234,250	616,744

Proposal III:

The adjournment of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the foregoing proposals.

For	Against	Abstain
5,697,943	1,682,148	624,695

Immediately after the Annual Meeting of Shareholders, the Board of Directors held its Annual Organizational Meeting. At the meeting, Dennis T. Ward, Executive Vice President and Chief Operating Officer of Federal Trust Bank, was appointed as Executive Vice President of Federal Trust Corporation. The Board of Directors also approved the plans to acquire an existing bank branch facility from another financial institution and sell the parcel of property in Edgewater, Florida, which was planned for a future branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2007
Federal Trust Corporation
(Registrant)

By: /s/ Gregory E. Smith
Gregory E. Smith
Executive Vice President and
Chief Financial Officer
(407) 323-1833